Exhibit 23.1








                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the inclusion in this registration statement on Form S-8, with respect to the registration of 4,800,000 shares of common stock, of our report dated January 30, 1995, on our audits of the consolidated financial statements and financial statement schedules of PECO Energy Company.

/s/ Coopers & Lybrand L.L.P.

COOPERS & LYBRAND L.L.P.


2400 Eleven Penn Center
Philadelphia, Pennsylvania
January 26, 1996